Electronic Articles of Incorporation
For

P15000026208
FILED
March 19, 2015
Sec. Of State
mdickey

EARTH SCIENCE TECH VAPOR ONE, INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

EARTH SCIENCE TECH VAPOR ONE, INC

Article II

The principal place of business address:

2255 GLADES ROAD
324A
BOCA RATON, FL. 33431

The mailing address of the corporation is:

2255 GLADES ROAD
324A
BOCA RATON, FL. 33431

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1,000,000

Article V

The name and Florida street address of the registered agent is:

STEVEN WARM
5700 SW 34TH ST
425
GAINESVILLE, FL. 32608

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: STEVEN WARM, ESQUIRE

P15000026208
FILED
March 19, 2015
Sec. Of State
mdickey

Article VI

The name and address of the incorporator is:

STEVEN WARM
5700 SW 34TH ST
425
GAINESVILLE, FL 32608

Electronic Signature of Incorporator: STEVEN WARM, ESQUIRE

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
EARTH SCIENCE TECH, INC
2255 GLADES ROAD STE 324A
BOCA RATON, FL. 33431

Article VIII

The effective date for this corporation shall be:

03/16/2015